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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 11, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Mid-Cap Equity Trust referred to in such report, which appears in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

January 29, 2001